SCHEDULE 14A
                                  (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [X]
File by a party other than the registrant [ ]
Check the appropriate box:
[ ] 	Preliminary proxy statement
[X]	 Definitive proxy statement
[ ] 	Definitive additional materials
[ ]	 Soliciting materials pursuant to Rule 14a-11c or Rule 14a-12

                                  GSE SYSTEMS, INC.
______________________________________________________________________________
                     (Name of Registrant as Specified in Charter)

                        Thomas K. Milhollan, Corporate Counsel
_______________________________________________________________________________
                      (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] 	No fee required.
[ ] 	Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:
          	____________________________________________________________________
     (2)   Aggregate number of securities to which transaction applies:
     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

[ ]        Fee paid previously with preliminary materials:
           ____________________________________________________________________

[ ] 	Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)     Amount previously paid:
            ___________________________________________________________________

     2)     Form, schedule or registration statement no.:
            ___________________________________________________________________

     3)     Filing party:
            ___________________________________________________________________

     4)     Date filed:
            ___________________________________________________________________



                                     GSE SYSTEMS, INC.

                                  8930 Stanford Boulevard
                                 Columbia, Maryland  21045
                                     (410) 312-3700

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of
GSE SYSTEMS, INC.:

       	Notice is hereby given that the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") will be held on May 29, 1997, at 10:30 a.m., Eastern time, at the Baltimore Marriott Inner Harbor, located at 110 South Eutaw Street, Baltimore, Maryland, for the following purposes:

         (1)	To elect three directors, each for a term of three years or until their successors have been elected and qualified;

       	 (2)	To ratify the appointment of Coopers & Lybrand L.L.P. as the
             Company's independent auditors; and

       	 (3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

       	Only stockholders of record at the close of business on April 17, 1997 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

       	The Board of Directors hopes that you will be able to attend the Annual Meeting. Whether or not you are able to be present in person at the meeting, we urge you to execute the enclosed proxy and return it at your earliest convenience in the enclosed envelope. In the event that you attend the meeting, you may revoke the proxy and vote in person if you desire. You are urged to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting. In addition, in order to facilitate our planning for the meeting, we would appreciate your indicating on the enclosed proxy card whether or not you plan to attend the meeting.

                               						By Order of the Board of Directors


                               						Robert W. Stroup
                               						Corporate Secretary
   Columbia, Maryland
   May 1, 1997




                             GSE SYSTEMS, INC.

                          8930 Stanford Boulevard
                         Columbia, Maryland  21045
                              (410) 312-3700

                             PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS

       	The Board of Directors (the "Board") of GSE Systems, Inc. (the "Company"), the principal executive offices of which are located at 8930 Stanford Boulevard, Columbia, Maryland 21045, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997 ("Annual Meeting"), or at any adjournments or postponements thereof. The Annual Meeting will be held at the Baltimore Marriott Inner Harbor, located at 110 South Eutaw Street, Baltimore, Maryland for the following purposes:

         (1) To elect three directors, each for a term of three years or until their successors have been elected and qualified;

       	 (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

         (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The expenses of soliciting your proxy will be borne by the Company. This proxy statement and the accompanying form of proxy and the Company's 1996 Annual Report to Stockholders are first being released for mailing to stockholders on or about May 2, 1997.

       	We urge you to date, sign and mail your proxy promptly to make certain that your shares will be voted at the Annual Meeting. Proxies in the enclosed form that are received in time for the Annual Meeting will be voted at the meeting in accordance with the instructions, if any, indicated on the proxy card. If no instruction is given, the proxy will be voted in favor of the nominees for election as Class II directors specified under "Election of Directors", and in favor of ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997. If any other matters properly come before the Annual Meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgement. Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder in person at the meeting. The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy.




                     VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Voting Securities
-----------------
       	Only stockholders of record at the close of business on April 17, 1997 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. On April 17, 1997, there were 5,065,688 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected.

       	The presence in person or by proxy at the Annual Meeting of the holders of at least a majority of the total number of outstanding shares of Common Stock will constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

       	Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

       	For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
      	The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock, as of April 17, 1997, by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In preparing the following table, the Company has relied on the information contained in the Statements on
Schedule 13G filed by ManTech International Corporation ("ManTech"), National Patent Development Corporation ("NPDC"), U.S. Bancorp and FMR Corp.
(Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and therefore may be included in more than one table entry.)

                                                	Number of      Percent of
                                               	Common Stock    Outstanding
                                               	Shares Bene-      Common
Name of Beneficial Owner                     	ficially Owned       Stock
------------------------                      --------------       -----
Certain Beneficial Owners

National Patent Development Corporation(1).....    1,127,000       22.2%
  9 West 57th Street
  New York, NY  10019

ManTech International Corporation (2)..........      938,000       18.5%
  12015 Lee Jackson Highway
  Fairfax, VA  22033

SGLG, Inc......................................      875,000       17.3%
  9 West 57th Street
  New York, NY  10019

U.S. Bancorp (3)...............................      354,900        7.0%
  111 S.W. Fifth Avenue
  Portland, OR  97204

FMR Corp.(4)...................................      331,600        6.5%
  82 Devonshire Street
  Boston, MA  02109


Directors and Executive Officers (5)

Jerome I. Feldman (6)..........................    1,126,000      22.2%

Martin M. Pollak (7)...........................    1,126,000      22.2%

George J. Pedersen (8).........................      854,075      16.9%

Eugene D. Loveridge............................      289,453       5.7%

Daniel E. Masterson............................      289,453       5.7%

Sylvan Schefler (9)............................      104,700       2.0%

Michael J. Cromwell, III (10)..................       87,211       1.7%

Rolf M.G. Falkenberg (11)......................       16,475        *

Robert W. Stroup (12)..........................       12,200        *

Hans I. Ebenfelt (13)..........................        1,200        *

Sheldon L. Glashow (14)........................        1,200        *

David E. Jeremiah (15).........................        1,200        *

Lars-Goran Mejvik..............................          -0-        *

Directors and Executive Officers as a group
(17 persons) (16)..............................    2,794,167      53.5%
_______________________


<F1>     *  Less than 1%.

<F2>    (1) Includes 1,000 shares owned directly by Mr. Feldman (see Note 6 below), 1,000 shares owned directly by Mr. Pollak (see Note 7 below), 875,000 shares owned by SGLG, Inc. ("SGLG") and 250,000 shares owned by General Physics Corporation ("GPC"). NPDC, a company controlled by Messrs. Feldman and Pollak, owns GPC as well as a controlling interest in SGLG. NPDC disclaims beneficial ownership of all shares owned directly by Messrs. Feldman and Pollak.

<F3>    (2) Includes 56,250 shares owned directly by Mr. Pedersen (see Note 8 below), 83,925 shares owned directly by John A. Moore, Jr. who serves as Chief Financial Officer of ManTech, and 797,825 shares owned by ManTech. ManTech disclaims beneficial ownership of all shares owned directly by Messrs. Pedersen and Moore.

<F4>    (3) Consists of 186,400 shares beneficially owned by Qualivest Capital
     Management, Inc., a wholly owned subsidiary of U.S. Bancorp and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which serves as an investment adviser to various investment companies registered under Section 8 of such act, and 168,500 shares owned by the Trust Group of U.S. Bancorp, a national bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

<F5>    (4) Consists of 331,600 shares beneficially owned by Fidelity
     Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which serves as an investment adviser to various investment companies registered under Section 8 of such act. One such investment company, Fidelity Low-Price Stock Fund, owns the 331,600 shares disclosed above.

<F6>    (5) The address of all Directors and Executive Officers is in care of
     GSE Systems, Inc., 8930 Stanford Boulevard, Columbia, MD 21045.

<F7>    (6) Includes 1,000 shares owned directly by Mr. Feldman, 875,000 shares owned by SGLG and 250,000 shares owned by GPC (see Note 1 above). Mr. Feldman disclaims beneficial ownership of all the shares owned by SGLG and GPC.

<F8>    (7) Includes 1,000 shares owned directly by Mr. Pollak, 875,000 shares owned by SGLG and 250,000 shares owned by GPC (see Note 1 above). Mr. Pollak disclaims beneficial ownership of all the shares owned by SGLG and GPC.

<F9>    (8) Includes 56,250 shares owned directly by Mr. Pedersen and 797,825 shares owned by ManTech. Mr. Pedersen is a controlling stockholder of ManTech and serves as its Chairman, President and Chief Executive Officer. Mr. Pedersen disclaims beneficial ownership of the shares owned by ManTech.

<F10>   (9) Includes warrants for the purchase of 87,000 shares beneficially owned by Prime Charter Ltd. ("Prime Charter"), of which Mr. Schefler was Vice Chairman from 1994 to May 1997. Also includes additional warrants which have been awarded by Prime Charter directly to Mr. Schefler, the vested portion of such award amounts to 16,500 shares. Also includes 1,200 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997. Mr. Schefler disclaims beneficial ownership of the warrants for 87,000 shares owned by Prime Charter.

<F11>  (10) Includes 16,000 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997.

<F12>  (11) Includes 16,000 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997. Also includes 25 shares owned by Mr. Falkenberg's son as to which Mr. Falkenberg disclaims beneficial ownership and 50 shares held by Mr. Falkenberg as custodian for his minor children.

<F13>  (12) Includes 12,000 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997. Also includes 200 shares owned by Mr. Stroup's spouse, as custodian for their minor children, as to which Mr. Stroup disclaims beneficial ownership.

<F14>  (13) Includes 1,200 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997.

<F15>  (14) Includes 1,200 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997.

<F16>  (15) Includes 1,200 shares issuable upon the exercise of stock options which are exercisable within sixty (60) days of April 17, 1997.

<F17>  (16) Includes 160,300 shares issuable upon the exercise of stock options and warrants which are exercisable within sixty (60) days of April 17, 1997.

      ManTech and certain other existing stockholders of the Company related to ManTech on the one hand and NPDC, SGLG and GPC on the other hand have entered into an agreement by which each group has granted to the other (i) a right of first refusal to acquire any shares of Common Stock that any member of the group determines to sell and (ii) a right to acquire a pro rata portion of any shares of Common Stock offered to either group by Vattenfall AB ("Vattenfall"). The rights of first refusal must be exercised within ten days after notice, apply only to the shares of Common Stock that were owned by the parties upon consummation of the Company's initial public offering, which occurred on August 1, 1995, and exclude certain sales effected through the Nasdaq National Market. Both the rights of first refusal and the rights to acquire the Vattenfall stock expire on August 1, 1998.


                  PROPOSAL 1:  ELECTION OF DIRECTORS

      	The Bylaws of the Company provide that the number of directors constituting the Board shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at twelve. However, there is currently one vacancy on the Board as William E. Kuhlmann resigned as Chairman and Chief Executive Officer of the Company as of April 3, 1997. In connection with this resignation, Mr. Kuhlmann also resigned as a Director of the Company. As of the date hereof, no nomination has been made to fill the vacancy on the Board created by this resignation.

      	Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Annual Meeting ("Class II"), the Annual Meeting of Stockholders in 1998 ("Class III") and the Annual Meeting of Stockholders in 1999 ("Class I"), respectively.

       At the Annual Meeting, three directors are to be elected as Class II directors, each for a term of three years, or until their successors have been elected and qualified. The Board has nominated for election as Class II directors Michael J. Cromwell, III, Martin M. Pollak and Sylvan Schefler, all of whom currently serve on the Board as Class II directors. The proxies solicited hereby, unless directed to the contrary therein, will be voted for the nominees for Class II directors. All of the nominees for Class II directors have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee for election as a Class II director will not be a candidate or will be unable to serve, but if either occurs it is intended that the shares represented by proxies will be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

       David E. Jeremiah, currently a Class II director, will not be standing for re-election at the Annual Meeting. Accordingly, a vacancy on the Board would be created by the expiration of Mr. Jeremiah's term on the date of the Annual Meeting. As of the date hereof, no nomination has been made to fill this anticipated vacancy.

       The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the nominees for election as Class II directors, the Class II director not standing for re-election, and for each of the Class III and Class I incumbent directors.

Class II:  Nominees whose terms will expire in 2000
---------------------------------------------------
      	Michael J. Cromwell, III, age 41. Mr. Cromwell has served as a Director of the Company since April 1994 and joined the Company as Vice Chairman and a Senior Vice President in April 1996. Mr. Cromwell served as Executive Vice President of ManTech, a professional and technical services company, from 1992 to 1996 and served as Vice President of ManTech from 1986 to 1992. Mr. Cromwell was a Director of ManTech from 1992 to 1996 and was responsible for ManTech's merger and acquisition and financing strategies as well as strategic planning. Mr. Cromwell has also served in an executive capacity for a number of ManTech subsidiaries.

      	Martin M. Pollak, age 69. Mr. Pollak has served as a Director of the Company since 1994. Mr. Pollak cofounded NPDC, a holding company for various technology businesses, in 1959 and has served as its Executive Vice
President, Treasurer and a Director since 1959. He has been a Director of Interferon Sciences, Inc. since 1981 and served as Chairman of its Board from 1981 to 1996; a Director of GTS Duratek, Inc. from 1983 to 1996 and Chairman of its Executive Committee from 1985 to 1995; and a Director of General Physics Corporation since 1987 and Chairman of its Board since 1988. He also serves as a Director of SGLG. Mr. Pollak has been President, Chief Executive Officer and a Director of American Drug Company, a generic drug distribution company, since 1994. He has been President and a Director of NPD Trading (USA), a trading company specializing in Eastern Europe, since 1990. Mr. Pollak has also chaired the U.S. Section of the U.S.-Czech and Slovak Economic Council and has been a member of the Board of Trustees of the Worcester Foundation of Experimental Biology.



       Sylvan Schefler, age 59. Mr. Schefler has served as a Director of the Company since 1995. Mr. Schefler has been Chairman and President of Crystal Asset Management Group Ltd., a merchant banking firm, since 1990. From 1994 to May 1997, Mr. Schefler was Vice Chairman of Prime Charter Ltd., an investment banking firm and the underwriter of the Company's initial public offering. Mr. Schefler was Chief Executive Officer of Hampshire Securities Corporation, an investment banking firm, from 1992 to 1994 and Co-Chairman of Dabney/Resnick and Wagner, Inc., an investment banking firm, from 1990 to 1992. Mr. Schefler previously served in various capacities with Drexel Burnham Lambert Incorporated for over thirty years, including as a member of its Executive Committee and Board of Directors. He has also been a Director of Styling Technology Corporation, a professional salon products business, since 1996.

    Class II:  Director not standing for re-election at the Annual Meeting
   ------------------------------------------------------------------------
      	David E. Jeremiah, Admiral, USN (Ret.), age 63. Admiral Jeremiah has served as a Director of the Company since August 1995. Admiral Jeremiah has been President of Technology Strategies and Alliances, Inc., a strategic advisory firm, since 1994. From 1956 through 1994, Admiral Jeremiah served in the U.S. Navy in a number of capacities, culminating in his Presidential appointment in 1990 to serve as the second Vice Chairman of the Joints Chiefs of Staff, a position he held until 1994. In 1991, he was awarded the Presidential Citizens Medal for significant contributions during Operations Desert Shield and Desert Storm. Admiral Jeremiah has been a Director of Litton Industries, Inc. a supplier of defense electronics systems and a builder of naval ships, since 1994; a Director of Alliant Techsystems, Inc., a producer of missile propellants and munitions, since 1995; a Director of Standard Missile Company, a producer of missiles, since 1995; a Director of Geobiotics, Inc., a biotechnology firm, since 1995; and a Director of the National Committee on U.S.-China Relations since 1995. He has been the Chairman of the Systems Group Advisory Committee of Texas Instruments Incorporated since 1994.


Class III:  Incumbents whose terms will expire in 1998
------------------------------------------------------
       	As of April 3, 1997, William E. Kuhlmann resigned as Chairman of the Board and Chief Executive Officer of the Company. In connection with this resignation, Mr. Kuhlmann also resigned as a Director of the Company. Mr. Kuhlmann was formerly a Class III Director. As of the date hereof, no nomination has been made to fill the vacancy on the Board created by this resignation.

       	Hans I. Ebenfelt, age 58. Mr. Ebenfelt has served as a Director of the Company since 1995. From 1990 through 1994, Mr. Ebenfelt served as a
Director of GSE Power Systems AB ("Power Systems AB"). Mr. Ebenfelt founded Ebenfelt Associates Ltd., an international business consulting firm, in 1993 and has served as its President since its founding. From 1985 to 1992, he served as Executive Vice President and Chief Financial Officer of Industri-Matematik AB, a Swedish computer systems integrator. Mr. Ebenfelt also served in similar excutive positions for Systecon AB, the professional services subsidiary of Industri-Matematik AB, from 1969 to 1984.

       	Jerome I. Feldman, age 68. Mr. Feldman has served as a Director of the Company since April 1994, and as Chairman of the Board since April 1997. Mr. Feldman cofounded NPDC in 1959 and has served as its President and Chief Executive Officer since its founding. Mr. Feldman is also President, Chief Executive Officer and Chairman of the Executive Committee of the Board of Directors of General Physics Corporation. Mr. Feldman has served as a Director of Interferon Sciences, Inc. since 1981 and was Chairman of its Executive Committee from 1981 to 1996. From 1981 to 1996, he was a Director of GTS Duratek, Inc. and served as the Chairman of its Board from 1985 to 1995. Mr. Feldman is a Trustee of the New England Colleges Fund and of Bard College.

       	George J. Pedersen, age 61. Mr. Pedersen has served as a Director of the Company since 1994 and as Chairman of its Executive Committee since April 1997. Mr. Pedersen cofounded ManTech in 1968 beginning as Vice President and Secretary/Treasurer. He has served as its Secretary since 1968 and was elected Chairman of its Board of Directors in 1979. In 1995, Mr. Pedersen was elected to the additional positions of President and Chief Executive Officer of ManTech. Mr. Pedersen has served as President and/or Chairman of the Board of a number of ManTech subsidiaries. Mr. Pedersen serves as a Director, Vice President and a member of the Executive Committee of the Professional Services Council; a Trustee and a member of the Executive Committee of the National Security Industrial Association; a Trustee of the Naval Undersea Museum Foundation; and as a Director of the Ivymount School.

Class I:  Incumbents whose terms will expire in 1999
----------------------------------------------------
      	Rolf M.G. Falkenberg, age 52. Mr. Falkenberg has served as a Director and as President of the Company since 1995. He is the Chairman of the Board of Power Systems AB and GSE Systems International Ltd. Mr. Falkenberg served as President and Chief Executive Officer of Vattenfall Engineering AB from prior to 1990 until 1995. He held the position of Executive Vice President of Vattenfall, a large Swedish electric utility company, from 1990 to 1995. Mr. Falkenberg also served as Chairman of the Board of Directors of the following Vattenfall subsidiaries: SwedPower AB (from 1991 to 1995), Vattenfall Electrotec AB (from 1991 to 1995), Kraftbyggarna AB (from 1990 to
1995), and Studsvik AB (from 1992 to 1995).

       Sheldon L. Glashow, Ph.D., age 64. Dr. Glashow has served as a Director of the Company since 1995. Dr. Glashow is the Higgins Professor of Physics at Harvard University and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow has been a Director of General Physics Corporation, an industrial and government training and services company, since 1987; a Director from 1985 to 1995 of GTS Duratek, Inc., an environmental technology and consulting company; and a Director of Interferon Sciences, Inc., a biotechnology company, since 1991.

      	Lars-Goran Mejvik, age 45. Mr. Mejvik has served as a Director of the Company since 1994 and joined the Company as a Senior Vice President in July 1996. Mr. Mejvik was Executive Vice President of Vattenfall International AB from 1993 to 1996. Previously, Mr. Mejvik served as Senior Vice President, Business Development for Vattenfall Engineering AB and he was also President and Managing Director of GSE Sweden from 1990 to September 1993. From April 1993 to February 1994, Mr. Mejvik served as President of Idhammer Systems AB, a software company and an affiliate of Vattenfall. Mr. Mejvik has previously held various management and technical positions for ABB Group and Tetra Laval Group, both multinational companies.

      	Eugene D. Loveridge, age 47. Mr. Loveridge has served as a Director of the Company since June 1996. In 1990, Mr. Loveridge cofounded Erudite Software and Consulting, Inc. ("Erudite Software"), which was acquired by the Company in May 1996. In connection with this acquisition, he joined the Company as a Senior Vice President; he also continues to serve as a Director and President of Erudite Software. Mr. Loveridge has been a Director for Emcor, Inc., an employment leasing firm, since 1988, and for U.S. Traffic, Inc., a nation-wide trucking brokerage firm, since 1983. Mr. Loveridge is a certified public accountant and a member of the American Institute of Certified Public Accountants.

The Board of Directors and Board Committees
-------------------------------------------
      	The Board met five (5) times in 1996. Each of the directors attended at least 80% of the combined total of such Board meetings and the meetings of committees of the Board on which the director served.

      	The Board has established the following four committees, the function and current members of which are noted below:

       Executive Committee. The Executive Committee consists of George J. Pedersen (Chairman), Jerome I. Feldman, David E. Jeremiah and Eugene D. Loveridge. The Executive Committee has the authority to exercise all powers of the Board, except for actions that must be taken by the full Board under the Delaware General Corporation Law. The Executive Committee met one (1) time during 1996.

      	Audit Committee. The Audit Committee consists of Hans I. Ebenfelt, Sheldon L. Glashow and Sylvan Schefler. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three (3) times during 1996.

      	Nominating Committee. The Nominating Committee consists of Hans I. Ebenfelt, Rolf M.G. Falkenberg, Jerome I. Feldman and George J. Pedersen. The Nominating Committee selects and recommends nominees for election as directors to the Board. The Nominating Committee did not meet during 1996.

      	The Nominating Committee will consider recommendations by stockholders for nominees for election as directors. Nominations of individuals for election to the Board must be made in accordance with the procedures set forth in the Company's Bylaws. In general, such procedures require stockholders to provide a written notice (a "Nomination Notice") which sets forth, as to each individual nominated, information regarding the nominee's background and business experience (including other directorships held) and the nominee's involvement in certain legal proceedings. With respect to the stockholder submitting the Nomination Notice and any person acting in concert with such stockholder, information must be furnished regarding such person's name and business address, the names and addresses of such persons as they appear on the Company's books and the class and number of shares of Company stock beneficially owned by such persons. A written consent to be named in a proxy statement as a nominee and to serve as a director if elected, signed by the nominee, also is required to accompany any Nomination Notice. Nomination Notices are required to be delivered to the Corporate Secretary of the Company not less than 60 and not more than 90 days prior to the date of the Annual Meeting to be held in 1998.

      	Compensation Committee. The Compensation Committee consists of Hans I. Ebenfelt and Sheldon L. Glashow. The Compensation Committee is responsible for determining compensation of the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive
Plan (the "Plan").  The Compensation Committee met five (5) times during
1996.  See "Report of the Compensation Committee", below.

Compensation of Directors
-------------------------
      	The Board pays its members who are not employees of the Company (the "Independent Directors") an annual fee of $5,000 for their service and $1,500 for each Board or Committee meeting attended.

       Each person who becomes an Independent Director will receive an initial grant of options under the Plan to purchase 1,500 shares of Common Stock having an exercise price per share equal to the fair market value of a share of Common Stock on the date such person first becomes an Independent Director. In addition, under the Plan, each Independent Director serving as a director on December 31 of each calendar year (commencing in 1995) automatically receives options to purchase 1,500 shares of Common Stock (or if such director has served for less than one full year, a prorated portion thereof) with an exercise price per share equal to the fair market value of a share of Common Stock on such date. On December 31, 1996, Messrs.
Ebenfelt, Glashow, Jeremiah and Schefler each received options under the Plan to purchase 1,500 shares of Common Stock with an exercise price of $9.25 per share. All Options granted under the Plan to Independent Directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant subject to acceleration under certain circumstances such as a change of control.

                   	PRINCIPAL EXECUTIVE OFFICERS OF THE
	                   COMPANY WHO ARE NOT ALSO DIRECTORS

      	Executive officers of the Company are elected annually by the Board. Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company. See "Election of Directors" for similar information regarding Messrs. Cromwell, Falkenberg, Mejvik, and Loveridge, each of whom is an executive officer and director of the Company.

      	Robert W. Stroup, age 44. Mr. Stroup has served as Executive Vice President and Secretary of the Company since April 1994. He has also served as a member of the Board of Directors, Vice President, Secretary and Treasurer of GSE Power Systems, Inc. ("Power Systems") since 1994; as a member of the Board of Directors of GSE Power Systems AB ("Power Systems AB") since 1994; and as a member of the Board of Directors, Executive Vice President, Secretary and Treasurer of GSE Process Solutions, Inc. ("Process Solutions") since 1994. Mr. Stroup also serves in similar executive capacities for various other of the Company's subsidiaries. Prior to joining the Company, Mr. Stroup served as Vice President of Contracts and Pricing for ManTech and in similar executive positions for various subsidiaries of ManTech since 1984.

      	Chian-Li Jen, Ph.D., age 55. Dr. Jen has served as Executive Vice President of the Company since 1994. He has also served as a member of the Board of Directors and Vice President of Power Systems since 1994 and as a member of the Board of Directors of Process Solutions since 1994. Dr. Jen cofounded GP International Engineering & Simulation, Inc. ("GPI"), now a subsidiary of Power Systems, and he has served as a member of GPI's Board of Directors and as a Vice President since 1990 and as its Chief Operating Officer since 1993. Previously, Dr. Jen held various technical and management positions with Power Systems, including Vice President of Engineering.

      	Daniel E. Masterson, age 35. In 1990, Mr. Masterson cofounded Erudite Software, which was acquired by the Company in May 1996. He held various senior management positions with Erudite Software prior to the acquisition. In connection with the acquisition, he joined the Company as Senior Vice President and Chief Technology Officer. He also continues to serve as a Director and Senior Vice President of Erudite Software. Mr. Masterson has also been a visiting professor for Weber State University and Utah Valley Community College since 1990, teaching various computer science courses.

      	Christopher M. Carnavos, age 46. Mr. Carnavos joined the Company as Senior Vice President - Process Industries in January 1997. Prior to joining the Company, Mr. Carnavos served as Vice President and General Manager of Process Automation Systems for Johnson Yokogawa Corporation, a supplier of distributed control systems, from 1993 to December 1996. From 1990 to 1993, he held various senior management positions with the instrumentation and controls businesses of Asea Brown Boveri, a leading global supplier of industrial automation equipment and engineering services. Mr. Carnavos is a member of the Instumentation Society of America and the American Institute of Chemical Engineering.

      	Frank E. Hanou, age 47. Mr. Hanou joined the Company as Vice President - Corporate Marketing in March 1997. Mr. Hanou was Executive Vice President - Sales, Marketing and Service for Global InSync, Inc., a manufacturer of client/server hardware systems and a former affiliate of ManTech, since November 1995. He was previously a sales and business development consultant at MIACO Corporation, a provider of relational database consulting services (January 1995 to October 1995), and Director of Product Marketing for INTERSOLV, Inc., a supplier of client/server based software development tools (1991 to December 1994).

      	David M. Suchniak, age 46. Mr. Suchniak joined the Company as Senior Vice President and Chief Financial Officer in April 1997. Mr. Suchniak was Vice President and Chief Financial Officer for AMC Corporation, a closely-held plastics company, from December 1995 to April 1997. From
1992 to 1995, Mr. Suchniak served as Vice President and Chief Financial Officer of Hanover Foods Corporation, a large producer of food and beverage products. Previously, he served as Vice President and Chief Financial
Officer of Berwick Industries, Inc., a manufacturer of plastics. Mr. Suchniak is a certified public accountant.


                         	EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
----------------------------------------------
      	The following table sets forth information as to the compensation paid by the Company for services rendered to the Company's former Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 1995 and 1996.

                       	SUMMARY COMPENSATION TABLE

                                    Annual             Long-Term
                                 Compensation         Compensation
                                 ------------            Awards
                                                         ------

                                                      Securities
                                                      Underlying  All Other
Name and Principal Position    Year   Salary   Bonus  Options(#) Compensation
---------------------------    ----   ------   -----  ---------- ------------

William E. Kuhlmann (1)        1996  $234,998    -0-        -0-     $5,736 (2)
   Chairman Emeritus           1995   225,960  $25,000(3)  50,000    5,262

Rolf M. G. Falkenberg          1996   209,997    -0-        -0-      4,869 (4)
   President                   1995    79,960  30,000 (5)  40,000    1,515

Robert W. Stroup               1996   159,994    -0-        -0-      3,988 (6)
   Executive Vice President    1995   149,228  20,000 (7)  30,000    3,276
   and Secretary

Eugene D. Loveridge            1996   137,500  50,000      20,000    1,474 (8)
   Senior Vice President       1995   122,794   5,250       -0-       -0-

Daniel E. Masterson            1996   136,100  50,000      20,000    1,465 (9)
   Senior Vice President and   1995   114,570   6,518       -0-       -0-
   Chief Technology Officer
____________________________

<F1>(1)  Mr. Kuhlmann resigned as Chairman of the Board and Chief Executive
     Officer of the Company as of April 3, 1997 but continues to serve the Company as Chairman Emeritus.

<F2>(2)  Consists of $2,424 for Company retirement plan matching and $3,312 for executive group term life insurance premiums.

<F3>(3)  Paid in 1996 for services rendered during 1995.

<F4>(4)  Consists of $1,557 for Company retirement plan matching and $3,312 for executive group term life insurance premiums.

<F5>(5)  Includes $10,000 paid in 1996 for services rendered during 1995.

<F6>(6)  Consists of $3,111 for Company retirement plan matching and $877 for executive group term life insurance premiums.

<F7>(7)  Paid in 1996 for services rendered during 1995.

<F8>(8)  Consists of $662 for Company retirement plan matching and $812 for executive group term life insurance premiums.

<F9>(9)  Consists of $1,157 for Company retirement plan matching and $308 for executive group term life insurance premiums.


Stock Options
-------------
      	The following table provides information on stock options granted to the named executive officers during 1996. Only nonstatutory stock options were granted under the Plan.

                   	OPTION GRANTS IN LAST FISCAL YEAR

                      Number of      Percent of
                     Securities    Total Options
                     Underlying      Granted to      Exercise or
                      Options       Employees in      Base Price  Expiration
      Names          Granted (#)(1) Fiscal Year(2)      ($/sh)       Date
      -----          -------------- --------------      ------       ----

William E. Kuhlmann       -0-             0%               -           -

Rolf M. G. Falkenberg     -0-             0%               -           -

Robert W. Stroup          -0-             0%               -           -

Eugene D. Loveridge     20,000           14.7%          $11.25      8/11/06

Daniel E. Masterson     20,000           14.7%          $11.25      8/11/06

                       Potential Realizable Value at Assumed
                           Annual Rates of Stock Price
                         Appreciation for Option Term (3)
                         --------------------------------
                        0% ($)       5% ($)     10% ($)
                       ------       ------     -------
William E. Kuhlmann       -            -           -

Rolf M. G. Falkenberg     -            -           -

Robert W. Stroup          -            -           -

Eugene D. Loveridge      -0-       142,000      359,000

Daniel E. Masterson      -0-       142,000      359,000
______________________________

<F1>(1)  The Options were granted to Mssrs. Loveridge and Masterson as of
     August 12, 1996. The Option becomes exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.

<F2>(2)  In addition to the option grants to the executive officers reported in the table, options with an average exercise price of $13.80 covering a total of 96,000 shares of Common Stock were granted to 76 other employees during 1996.

<F3>(3)  No gain to optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees. The potential realizable amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates set by the SEC, compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.


Options Exercises and Holdings
------------------------------
      	The following table summarizes the value of all outstanding options for the executive officers named in the Summary Compensation Table as of December 31, 1996.

                      	FISCAL YEAR-END OPTION VALUES


                     	        Number of
                        	Securities Underlying       Value of Unexercised
                            	 Unexercised                In-the-Money
                             	Options  at                 Options at
                          	December 31, 1996           December 31, 1996 (1)
                           -----------------         ----------------------
                     	Exercisable/Unexercisable   	Exercisable/Unexercisable
                      -------------------------    -------------------------
William E. Kuhlmann       	20,000/30,000                      	0/0
Rolf M.G. Falkenberg       16,000/24,000                       0/0
Robert W. Stroup          	12,000/18,000                      	0/0
Eugene D. Loveridge           0/20,000                         0/0
Daniel E. Masterson           0/20,000                         0/0
_____________________________

<F1>(1)  Value is calculated as the difference between the closing market price of a share of Common Stock on December 31, 1996 ($9.25 per share) and the exercise price of the options ($14.00 per share in the case of Messrs. Kuhlmann, Falkenberg, and Stroup; $11.25 per share in the case of Messrs. Loveridge and Masterson).


Employment Contracts
--------------------
      	Mr. Kuhlmann served as Chairman of the Board and Chief Executive Officer of the Company through April 3, 1997 pursuant to an employment agreement which became effective as of July 27, 1995. Mr. Kuhlmann's base salary under the agreement was $235,000. Mr. Kuhlmann was also eligible for certain incentive bonuses based on the Company's achievement of certain targets of earnings before interest charges and income taxes ("EBIT"). However, Mr. Kuhlmann did not receive an incentive bonus for fiscal year 1996. In connection with Mr. Kuhlmann's resignation as of April 3, 1997, an agreement was reached whereby Mr. Kuhlmann: (i) received a lump sum payment which was equivalent to two months' salary and the cash equivalent value of two months' employment-related benefits, and (ii) will receive a continuation of his salary and employment-related benefits through April 2, 1998. Mr. Kuhlmann will continue to serve the Company as Chairman Emeritus.

       	Messrs. Falkenberg and Stroup entered into three-year employment agreements which provide for base salaries of $210,000 and $160,000, respectively. Mr. Falkenberg's employment agreement provides for incentive bonuses based on the Company's achievement of certain EBIT targets.

        In connection with the Company's acquisition of Erudite Software & Consulting, Inc. ("Erudite Software") in May 1996, Messrs. Loveridge and Masterson entered into three-year employment agreement which provide for base salaries of $150,000 each.

Report of the Compensation Committee
------------------------------------
       	This report addresses the compensation of the Company's executive officers for the last fiscal year and the Company's compensation philosophy generally. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive Plan (the "Plan"). Through April 3, 1997, the Compensation Committee consisted of Sylvan Schefler, Sheldon L. Glashow and David E. Jeremiah, each of whom was and is an independent Director. Since April 3, 1997, the Compensation Committee has consisted of Hans I. Ebenfelt and Sheldon L. Glashow, each of whom is an independent Director.

       	CEO Compensation
        ----------------

       	In determining the compensation package for a Chief Executive Officer ("CEO"), the Compensation Committee believes that it must provide a compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company.
Prior to the consummation of the Company's initial public offering in August 1995, Mr. Kuhlmann's compensation was determined through arms' length negotiations between Mr. Kuhlmann and representatives of the Company's principal stockholders, ManTech, NPDC and Vattenfall. In July 1995, representatives of the Company's principal stockholders negotiated and the Board approved a three-year employment agreement with Mr. Kuhlmann which had three primary compensation components: a base salary, an annual bonus linked to the Company's EBIT and a grant of options. For further information regarding the terms of Mr. Kuhlmann's employment agreement, see "Executive Compensation -- Employment Contracts".

       Compensation of Other Executive Officers
	      ----------------------------------------

       Prior to the consummation of the Company's initial public offering, the compensation packages for the Company's executive officers, other than the CEO, were determined by Mr. Kuhlmann in consultation with representatives of the Company's principal stockholders. In July 1995, Mr. Kuhlmann, in consultation with representatives of the Company's principal stockholders, negotiated and the Board approved three-year employment agreements with Messrs. Falkenberg and Stroup which are structured similarly to Mr. Kuhlmann's employment agreement. For further information regarding the terms of such employment agreements, see "Executive Compensation -- Employment Contracts".

	      Compensation Philosophy
	      -----------------------

      	The compensation program for the executive officers of the Company and its subsidiaries is developed and administered by the Board and its Compensation Committee. General overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by management. The key goals of the Company's compensation program are to attract, retain and reward the most capable executives and other employees who can contribute (both short and long-term) to the success of the Company and to align compensation with the attainment of the business objectives of the Company.

       Implementation Guidelines
       -------------------------

      	To implement the compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) incentive bonus awards and (iii) long-term incentive awards.
The factors and criteria to be considered with respect to each of these components are set forth below.

      	Base Salary. The range of the base salary for an executive or other employee position will be established primarily based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

      	Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors.

      	Incentive Bonus Awards. The incentive bonus award is intended to focus the efforts of the executives and other employees on the attainment of general performance objectives as recommended by the Compensation Committee and approved by the Board. The Board, with the advice and recommendation of the Compensation Committee, will establish overall performance goals for the Company. If such performance goals are achieved, it is expected that a pool of bonus funds will be available for incentive bonus awards. The size of the pool will generally depend on the success in meeting such objectives.

      	The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year, determine the pool of bonus funds available for incentive bonus awards and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding the remaining bonus funds to other officers and employees of the Company, taking into account the general compensation philosophy of the Company and the performance goals established by the Board.

      	None of the Company's executive officers received an incentive bonus in 1996. However, Eugene D. Loveridge and Daniel E. Masterson each received a non-incentive $50,000 bonus in connection with the Company's acquisition of Erudite Software & Consulting, Inc. ("Erudite Software") in May 1996. For more information regarding the bonuses awarded in 1995 and 1996 to each of the Company's five most highly compensated executive officers, see "Executive Compensation -- Summary of Cash and Certain Other Compensation".

      	Long-Term Incentive Award. The third element of the Company's compensation program will be provided through the Company's Long-Term Incentive Plan (the "Plan"), which is also designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

      	Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and may grant nonstatutory stock options to purchase shares of Common Stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have absolute discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards. In August 1996, Messrs. Loveridge and Masterson were each granted a nonstatutory stock option to acquire 20,000 shares of the Company's Common Stock at an option price of $11.25 per share.

      	Total direct compensation to the Company's executive officers (base salary, incentive bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

      	The Board, with the advice of the Compensation Committee, will reexamine the Company's compensation philosophy and objectives periodically and determine if changes should be considered.

	                                              COMPENSATION COMMITTEE

	                                              Hans I. Ebenfelt
                                              	Sheldon L. Glashow


Performance Graph
-----------------
      	The following graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Nasdaq Stock Market - US & Foreign Index and a group of peer issuers selected on a line-of-business basis, consisting of Aspen Technology, Inc., Datalogix International, Inc., Liberty Technologies, Inc. and Wonderware Corporation, for the period from July 27, 1995 through December 31, 1996. The graph was prepared for the Company by Research Holdings Limited (Proxy Services Division). The stock price performance shown on the graph below is not necessarily indicative of future performance.




     Measurement
       Period                            NASDAQ
       (Month            GSE           Stock Market          Peer
       covered)      Systems Inc.    (U.S. & Foreign)        Group
       --------      ------------    ----------------        -----
      7/27/95            100               100               100

        7/95             115               107                98

        8/95             108               109                92

        9/95             100               112                90

       10/95             104               111                74

       11/95             102               114                71

       12/95             100               113                62

        1/96             102               114                63

        2/96             114               118                72

        3/96             103               118                78

        4/96              95               128                81

        5/96             123               134                78

        6/96              99               128                75

        7/96              79               116                58

        8/96              79               123                72

        9/96              82               132                73

       10/96              66               131                70

       11/96              55               139                83

       12/96              66               138                81




                      CERTAIN RELATED TRANSACTIONS

      	The performance of certain of the Company's customer contracts are secured by performance guaranties, amounting to $4.4 million, as of December 31, 1996, furnished by its subsidiaries' respective former parent organizations in accordance with agreements entered into among such parties and the Company in connection with the formation of the Company. The Company had agreed to indemnify those parties for any payments required under such guaranties and to take all reasonable steps necessary to release those parties from such obligations within a reasonable time period after consummation of the Company's initial public offering.

       One of the Company's subsidiaries subleases office space to ManTech at market price based on square footage used. For 1996, such charges amounted to $67,000.

      	One of the Company's subsidiaries' bi-weekly payroll is processed by a company whose owner is also a stockholder of the Company. Expenses incurred for such payroll processing during 1996 were $62,000. The Company subleases a portion of one of its facilities to this related party. Sublease payments by the related party were approximately $4,000 during 1996.

    			During 1996, the Company entered into an agreement with ManTech to provide consulting services in developing a long-term strategic growth plan.
Such consulting payments amounted to $13,000 for 1996.  The agreement also provided for a finder's fee to be paid by the Company to ManTech for any acquisitions made pursuant to this agreement.  A finder's fee payment was made in the amount of $154,000 during 1996 in connection with the Company's acquisition of Erudite Software.

    			In 1993, the three founding shareholders of Erudite Software sold an aggregate of 2,000 shares of common stock on a pro-rata basis to two other individuals in exchange for demand notes totaling $200,000 with no stated
interest rate.  These notes were collateralized by the shares of Erudite
Software common stock received by the two individuals.  The founding shareholders immediately transferred the $200,000 in demand notes to Erudite
Software in exchange for notes due from Erudite Software on demand with no stated interest rate.  The notes payable were fully satisfied during 1996 and cash payments to the founding shareholders in satisfaction of the notes payable totaled $189,000 in 1996.


         PROPOSAL 2:  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      	The Board, upon the recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. as independent auditors of the Company for the current fiscal year. This internationally known firm has served as the Company's independent auditors since 1994 and has no direct or indirect financial interest in the Company. Although not legally required to do so, the Board is submitting the selection of Coopers & Lybrand L.L.P. for ratification by the Stockholders at the Annual Meeting.

      	A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.


         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
                          OF 1934, AS AMENDED

      	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1996, the Reporting Persons complied with all Sections 16(a) reporting requirements applicable to them, except that Mr. Feldman, a Director of the Company, inadvertently filed one ownership report approximately 16 days late.


                          OTHER BUSINESS

      	The Company does not presently know of any matters that will be presented for action at the Annual Meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.


                           ANNUAL REPORTS

      	The Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 1996 is enclosed (without exhibits) with this proxy statement; also enclosed is the Company's 1996 Annual Report to Stockholders.


                          STOCKHOLDER PROPOSALS

       In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Stockholders in 1998 must do so no later than December 28, 1997.

       In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 1998 Annual Meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the Board or a designated committee or the officer who will preside at the stockholders meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholders will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 90 days prior to the date of the Annual Meeting to be held in 1998.

                                         By Order of the Board of Directors


                                         Robert W. Stroup
                                         Corporate Secretary
   Columbia, Maryland
   May 1, 1997



                           GSE SYSTEMS, INC.
               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      To be Held on May 29, 1997

      	The undersigned hereby constitutes and appoints Robert W. Stroup and Thomas K. Milhollan, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Baltimore Marriott Inner Harbor, 110 South Eutaw Street, Baltimore, Maryland 21201, at 10:30 A.M. Eastern Time, on May 29, 1997 and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

   1. To elect three Class II directors to the Company's Board of Directors each for a term of three years or until their successors have been elected and qualified. The following three persons have been nominated to serve as Class II directors: Michael J. Cromwell, III, Martin M. Pollak and
    Sylvan Schefler.

    [] FOR all nominees listed above 		  [] WITHHOLD AUTHORITY to vote for all
                                            nominees listed below
 _____________________________________________________________________________
	(INSTRUCTIONS:  To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above.)

   2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

	 	  [] FOR 					               [] AGAINST   	                [] ABSTAIN


                       (Please sign on reverse side)


3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR
ITEM 2. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the director nominees listed in Item 1 and FOR Item 2.

 [] Please indicate by check mark if you plan to attend the Annual Meeting of Stockholders


                                              DATED:_________________, 1997

                                              _____________________________
                                                       (Signature)

                                              _____________________________
                                                       (Signature)


                                              NOTE:  Please sign exactly as
                                              your name or names appear on
                                              this card.  Joint owners should
                                              each sign personally.  When
                                              signing as attorney, executor,
                                              administrator, personal
                                              representative, trustee or
                                              guardian, please give full
                                              titles as such.  (Please sign,
                                              date and return this proxy in
                                              the enclosed envelope.)